UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 8, 2011

SUFFOLK BANCORP

(Exact name of registrant as specified in its charter)

New York	000-13580	11-2708279
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4 West Second Street, Riverhead, New York	11901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 208-2400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 14, 2011, Suffolk Bancorp (“Suffolk”) announced that on November 8, 2011, it received a Delisting Determination letter from NASDAQ for failing to timely file its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011 and June 30, 2011 (the “Periodic Reports”) with the Securities and Exchange Commission in violation of Listing Rule 5250(c)(1) (the “Rule”). NASDAQ had previously granted Suffolk an exception until November 7, 2011 to regain compliance with the Rule but Suffolk failed to file the Periodic Reports prior to that deadline.

Suffolk intends to appeal this determination to a NASDAQ hearings panel by November 15, 2011, which is the deadline for an appeal, and to request a stay of any delisting of Suffolk common stock until the hearing takes place and a decision is issued.

Suffolk issued a press release on November 14, 2011 disclosing receipt of the NASDAQ Letter. A copy of the press release has been included as Exhibit 99.1 to this filing.

This filing includes statements which look to the future. These can include remarks about Suffolk Bancorp, the banking industry, the economy in general, expectations of the business environment in which Suffolk operates, the adequacy of our allowance for loan losses, projections of future performance, and potential future credit experience. These forward-looking statements are based upon current management expectations, and may, therefore, involve risks and uncertainties that cannot be predicted or quantified and are beyond Suffolk’s control and are subject to a variety of uncertainties that could cause future results to vary materially from Suffolk’s historical performance, or from current expectations. Factors affecting Suffolk Bancorp include particularly, but are not limited to: changes in interest rates; increases or decreases in retail and commercial economic activity in Suffolk’s market area; variations in the ability and propensity of consumers and businesses to borrow, repay, or deposit money, or to use other banking and financial services; our failure to meet the deadlines set forth in our Plan of Compliance filed with NASDAQ on September 21, 2011 for filing our Quarterly Reports for the quarters ended March 31, 2011 and June 30, 2011; a refusal by NASDAQ to grant a stay of delisting until the conclusion of the NASDAQ hearing and issuance of a decision; a failure to comply with NASDAQ rules; results of regulatory examinations; any failure by us to comply with our written agreement with the OCC (the “Agreement”) or the individual minimum capital ratios for the Bank established by the OCC; the cost of compliance with the Agreement; failure by us to maintain effective internal controls over financial reporting; larger-than-expected losses from the sale of assets; potential litigation or regulatory action relating to the matters resulting in our failure to file on time our Quarterly Report on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011 or resulting from the revisions to our earnings previously announced on April 12, 2011 or the restatement of our financial statements for the quarterly period ended September 30, 2010 and year ended December 31, 2010; and the potential that net charge-offs are higher than expected or for further increases in our provision for loan losses. Further, it could take Suffolk longer than anticipated to implement its strategic plans to increase revenue and manage non-interest expense, or it may not be possible to implement those plans at all. Finally, new and unanticipated legislation, regulation, or accounting standards may require Suffolk to change its practices in ways that materially change the results of operations.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed herewith:

Exhibit No.	Description

99.1	Press release dated November 14, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUFFOLK BANCORP

Dated November 14, 2011	By:	/s/ DOUGLAS IAN SHAW
Senior Vice President & Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated November 14, 2011